SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 --------------

                                   FORM 8-K/A

                               AMENDMENT NO. 1 TO
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 25(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):
                                February 2, 1999


                           JANUS AMERICAN GROUP, INC.
               (Exact name of Registrant as specified in Charter)


Delaware                              0-22745                   13-2572712
(State or Other Jurisdiction       (Commission                (IRS Employer
   of Incorporation)               File Number)            Identification No.)


2300 Corporation Blvd., N. W., Suite 232, Boca Raton, FL    33431-8596
(Address of principal executive Office)                     (Zip Code)



Registrant's telephone number including area code:  (561-994-4800)



          (Former name or Former Address, if Changed Since Last Report)

         This Form 8-K/A amends and supplements the Form 8-K dated February 2, 1999, filed with the Securities and Exchange Commission on February 17, 1999, relating to the acquisition by the Company of seven hotels located in Ohio and Florida (the "Beck II Acquisition") from affiliates of Louis S. Beck and Harry
G. Yeaggy, the Company's principal stockholders and Chairman and Vice Chairman respectively. This Form 8-K/A contains the information referred to in Item 7 of the Form 8-K.

Item 7. Financial Statements, Pro forma Financial Information and Exhibits.

(a) Material factors in the Beck II Acquisition and Financial Statements Business Acquired.

     The Company made the Beck II Acquisition as part of a long-term strategic plan to increase the Company's holdings , to increase the Company's presence in the Midwest and Florida markets, and to consolidate the remainder of the hotel properties independently owned by Messrs. Beck and Yeaggy within the Company. The Company acquired the properties at a price and for consideration it believes to be advantageous to the Company in terms of current market conditions in the hospitality industry.

(b)  Pro forma Financial Information

     See Index to Financial Statements and Pro forma Financial Information below.

                          INDEX TO FINANCIAL STATEMENTS
                       AND PRO FORMA FINANCIAL INFORMATION


Financial Statements ......................................................Page

Beck Hospitality, Inc. II

  Independent Auditors' Report (Grant Thornton LLP)...........................4
  Independent Auditors' Report (J.D. Cloud LLP)...............................5
  Consolidated Balance Sheet at December 31, 1998 and 1997..................6-7
  Consolidated Statements of Income at December 31, 1998, 1997 and 1996.......8
  Consolidated Statements of Owners' Equity at December 31, 1998, 1997
    and 1996..................................................................9
  Consolidated Statement of Cash Flows at December 31, 1998, 1997
    and 1996.................................................................10
  Notes to Consolidated Financial Statements..............................11-17


Pro Forma Financial Information

  Introduction to the Unaudited Pro Forma Combined Financial Statements......18
  Unaudited Pro Forma Consolidated Statement of Operations
    for Twelve Months Ended December 31, 1998 and 1997.......................19
  Notes to Unaudited Pro Forma Consolidated Statement of Operations
    for Twelve Months Ended December 31, 1998 and 1997.......................20
  Unaudited Pro Forma Consolidated Balance Sheet at December 31, 1998........21
  Notes to Unaudited Pro Forma Consolidated Balance Sheet at
    December 31, 1998........................................................22

                          INDEPENDENT AUDITORS' REPORT

To the Owners
Beck Hospitality II and Subsidiaries
Cincinnati, Ohio

We have audited the accompanying consolidated balance sheet of the Beck Hospitality II and Subsidiaries as of December 31, 1998, and the related consolidated statements of income, owners' equity and cash flows for the year ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated 1998 financial statements referred to above present fairly, in all material respects, the financial position of Beck Hospitality II and Subsidiaries at December 31, 1998, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.



/s/Grant Thornton LLP


Cincinnati, Ohio
February 17, 1999

                          INDEPENDENT AUDITORS' REPORT


To the Owners
Beck Real Estate Operations
Cincinnati, Ohio

We have audited the accompanying combined balance sheet of the Beck Real Estate Operations as of December 31, 1997, and the related combined statements of income, owners' equity and cash flows for each of the two years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Beck Real Estate Operation at December 31, 1997, and the results of the operations and their cash flows for each of the two years in the period ended December 31, 1997.


/s/J.D. Cloud LLP

September 23, 1998 except for Note A,
  as to which the date is February 2, 1999

                      Beck Hospitality II and Subsidiaries

                           CONSOLIDATED BALANCE SHEET

                           December 31, 1998 and 1997



         ASSETS                                                         1998              1997

Cash                                                             $   114,020       $   100,022
  Accounts receivable - trade                                         55,918           132,013
  Inventory                                                            4,085             3,801
                                                                  ----------        ----------

         TOTAL CURRENT ASSETS                                        174,023           235,836





Property and equipment
  Land, buildings, improvements and equipment - at cost           18,203,035        16,517,679
    Less - Accumulated depreciation and amortization               7,815,949         7,043,264
                                                                 -----------       -----------

         Net Property and Equipment                               10,387,086         9,474,415





Other assets
  Deferred charges and other assets                                  384,744           424,599
  Deferred tax asset                                                 120,000                -
  Cash in escrow                                                   1,179,474         1,206,385
                                                                  ----------        ----------

       TOTAL OTHER ASSETS                                          1,684,218         1,630,984
                                                                  ----------        ----------

         TOTAL ASSETS                                            $12,245,327       $11,341,235
                                                                  ==========        ==========



                      Beck Hospitality II and Subsidiaries

                           CONSOLIDATED BALANCE SHEET

                           December 31, 1998 and 1997




         LIABILITIES AND SHAREHOLDERS' EQUITY                                    1998                  1997
Current liabilities:
  Accounts payable - trade                                                $   607,058           $   550,203
  Due to affiliates                                                         2,079,893                    -
  Accrued expenses                                                            519,469               576,369
  Note payable - owners                                                            -                 55,000
  Current portion of long-term debt and capital lease obligations           1,121,281               780,607
                                                                           ----------            ----------

         TOTAL CURRENT LIABILITIES                                          4,327,701             1,962,179

Long-term liabilities:
  Long-term debt - net of current portion                                  12,559,622            13,303,478
  Capital lease obligations - net of current portion                          317,650               328,623
                                                                           ----------            ----------

         TOTAL LONG-TERM LIABILITIES                                       12,877,272            13,632,101

Minority interest                                                              78,117               108,170

Shareholders' equity:
  Common stock, 100 shares authorized, issued and outstanding                   1,000                 1,000
  Additional paid-in capital                                                       -              1,473,188
  Retained deficit                                                         (5,038,763)              196,896
  Partners' capital                                                                -              5,080,934
                                                                           ----------            ----------
                                                                           (5,037,763)            6,752,018
  Less amount advance to affiliates                                                -            (11,113,233)
                                                                           ----------            ----------

         TOTAL SHAREHOLDERS' EQUITY                                        (5,037,763)           (4,361,215)
                                                                           ----------            ----------

         TOTAL LIABILITIES AND
           SHAREHOLDER'S EQUITY                                           $12,245,327           $11,341,235
                                                                           ==========            ==========






The accompanying notes are an integral part of these statements.

                      Beck Hospitality II and Subsidiaries

                        CONSOLIDATED STATEMENTS OF INCOME

                        December 31, 1998, 1997 and 1996


                                                               1998             1997              1996
Revenue                                                  $9,479,935       $9,260,396        $9,027,803

Costs and expenses:
  Hotel operating expenses                                3,003,357        2,936,182         2,817,684
  General and administrative expenses                     3,831,589        3,781,238         3,765,373
  Depreciation and amortization expense                     747,958          678,628           654,531
                                                          ---------        ---------         ---------

         Total costs and expenses                         7,582,904        7,396,048         7,237,588
                                                          ---------        ---------         ---------

         Operating income                                 1,897,031        1,864,348         1,790,215

Interest expense                                          1,361,528        1,357,792         1,340,950
                                                          ---------        ---------         ---------

Income before minority interest and taxes                   535,503          506,556           449,265

Minority interest                                            26,790           33,719            58,649
                                                          ---------        ---------         ---------

Income before taxes                                         508,713          472,837           390,616

Deferred federal income tax benefit                         120,000               -                 -
                                                          ---------        ---------         ---------

         NET INCOME                                      $  628,713       $  472,837        $  390,616
                                                          =========        =========         =========












The accompanying notes are an integral part of these statements.

                      Beck Hospitality II and Subsidiaries

                    CONSOLIDATED STATEMENTS OF OWNERS' EQUITY

                   Year ended December 31, 1998, 1997 and 1996


                                                             Additional
                                               Common           Paid-in         Retained         Partners'
                                                Stock           Capital         Earnings           Capital            Total
Balance, January 1, 1996                       $1,000        $  817,273      $   249,476       $ 4,164,901      $ 5,232,650

Capital contributions                              -            175,000               -                 -           175,000

Net income                                         -                 -            52,934           337,682          390,616
                                                -----         ---------       ----------        ----------       ----------

Balance, December 31, 1996                      1,000           992,273          302,410         4,502,583        5,798,266

Capital Contributions                              -            480,915               -                 -           480,915

Net income (loss)                                  -                 -          (105,514)          578,351          472,837
                                                -----         ---------       ----------        ----------       ----------

Balance, December 31, 1997                      1,000         1,473,188          196,896         5,080,934        6,752,018

Net income                                         -                 -           229,244           399,469          628,713

Distributions                                      -                 -          (267,107)      (12,151,387)     (12,418,494)

Corporate reorganization                           -         (1,473,188)      (5,197,796)        6,670,984               -
                                                -----         ---------       ----------        ----------       ----------


Balance, December 31, 1998                     $1,000        $       -       $(5,038,763)      $        -       $(5,037,763)
                                                =====         =========       ==========        ==========       ==========










The accompanying notes are an integral part of these statements.

                      Beck Hospitality II and Subsidiaries

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                  Years ended December 31, 1998, 1997 and 1996

                                                                          1998              1997               1996
Cash flows provided by (used in) operating activities:
  Net income                                                       $   628,713        $  472,837         $  390,616
  Adjustments to reconcile net income to net cash provided
    by operating activities:
      Minority interest                                                 26,790            33,719             58,649
      Depreciation and amortization                                    747,958           704,063            698,076
      Deferred tax benefit                                            (120,000)               -                  -
  Changes in assets and liabilities:
    (Increase) decrease in accounts receivable                          76,095           (35,666)             9,048
    (Increase) decrease in inventory                                      (284)              523             (1,301)
    Increase in accounts payable                                        56,855            71,228             18,863
    Increase (decrease) in accrued expenses                            (56,900)          206,135           (118,266)
                                                                    ----------         ---------          ---------
         Cash provided by in operating activities                    1,359,227         1,452,839          1,055,685

Cash flows provided by (used in) investing activities:
  Purchase of property and equipment                                (1,620,774)         (831,290)          (929,066)
  Payments for deferred charges and other assets                            -            (54,600)           (30,000)
  (Increase) decrease in cash in escrow                                 26,911          (101,871)          (224,515)
                                                                    ----------         ---------          ---------
         Cash used in investing activities                          (1,593,863)         (987,761)        (1,183,581)

Cash flows provided by (used in) financing activities:
  Proceeds from issuance of long-term debt                             749,015           347,287            350,000
  Repayment of long-term debt                                       (1,218,170)         (605,004)          (497,502)
  Decrease (increase) in due from affiliates                           717,789          (175,070)           296,652
                                                                    ----------         ---------          ---------
         Cash provided by (used in) financing activities               248,634          (432,787)           149,150

Net increase in cash                                                    13,998            32,291             21,254

Cash balance at beginning of year                                      100,022            67,731             46,477
                                                                    ----------         ---------          ---------

Cash balance at end of the year                                    $   114,020        $  100,022         $   67,731
                                                                    ==========         =========          =========

Supplemental disclosure of cash transactions:
  Interest paid                                                    $ 1,364,893        $1,336,987         $1,326,126
                                                                    ==========         =========          =========

Supplemental disclosure of non-cash transactions:
  Capital lease obligations incurred                               $   145,947        $  465,239         $    6,525
                                                                    ==========         =========          =========
  Transfer of note payable to paid in capital                      $    55,000        $  480,915         $  175,000
                                                                    ==========         =========          =========
  Non-cash distribution of amounts due to affiliates               $12,475,337        $       -          $       -
                                                                    ==========         =========          =========



The accompanying notes are an integral part of these statements.

                      Beck Hospitality II and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        December 31, 1998, 1997 and 1996

NOTE A - SUMMARY OF ACCOUNTING POLICIES

     The Beck Hospitality II and Subsidiaries (Company) is engaged principally in the operation of hotel facilities in the Midwest and southeastern United States. It is the policy of the Company to employ generally accepted accounting principles in the preparation of its financial statements. A summary of the significant accounting policies consistently applied in the preparation of the accompanying Consolidated Financial Statements follows:

     1.   Consolidation Practices

     On August 1, 1998, the Companies formerly combined to form Beck Hospitality II and Subsidiaries and affiliates were reorganized into a parent subsidiary structure. Prior to that time the Companies were shown as a combined group. The transaction is being accounted for on a basis of accounting similar to a pooling of interest. Therefore, the financial statements have been presented as if the combination were made for all periods presented.

     As a result of that reorganization, a minority interest is recognized for the 25% interest in Beck Group of Pompano. The financial statements have been restated for all periods shown to reflect minority interest due to the change in reporting entity.

     The financial statements of the Beck Hospitality II and Subsidiaries and its wholly owned subsidiaries, Beckelbe, Ltd. and Beck Group of Juno, Inc., (The Company) have been consolidated for reporting purposes. As a result of the reorganization of the Companies, an advance to affiliates was eliminated and a deemed distribution of $5,197,796 was charged to retained earnings of Beck Hospitality II and Subsidiaries. In addition the Company owns a 75% interest in Beck Group of Pompano Beach, Inc. All inter-company transactions have been eliminated.

     2.   Accounting Estimates

     In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     3.   Cash

     Cash includes accounts held at financial institutions with an original maturity of three months or less.

     4.   Accounts Receivable

     Accounts receivable are considered to be fully collectible. Accordingly, no allowance for doubtful accounts is deemed necessary. Amounts that become uncollectible are charged to operations when that determination is made.

                      Beck Hospitality II and Subsidiaries

                       At December 31, 1998, 1997 and 1996

NOTE A - SUMMARY OF ACCOUNTING POLICIES (continued)

     5.   Inventory

     Inventory is stated at the lower of cost or market; cost is determined using the first-in, first-out method.

     6.   Property and Equipment

     Property and equipment are stated at cost. Depreciation and amortization are provided in amounts sufficient to relate the cost of depreciable assets to operations principally on the straight-line method over the estimated useful lives of the assets. The estimated useful lives are 7 to 10 years for furniture and equipment and 30 to 50 years for buildings and improvements. Expenditures for maintenance and repairs are expensed as incurred.

     7.   Deferred Charges and Other Assets

     Expenses incurred in obtaining long-term financing are amortized on the straight-line method over the term of the loan from five to thirty years.

     The hotels operate under franchise agreements, which expire at various dates to 2009. The franchise agreements require the payment of monthly fees for various franchise services and a payment at the initial signing of the agreement. Expenses incurred in obtaining franchise affiliations are amortized on the straight-line method over the term of the agreements, which are from five years to fifteen years.

     8.   Advertising

     Advertising production costs are expensed the first time the advertisement is run. Media placement costs are expensed in the first month the advertising appears. Total advertising expenses were $223,000, $396,000 and $405,000 for the years ended December 31, 1998, 1997 and 1996, respectively.

     9.   Income Taxes

     Prior to August 1, 1998 the Company was comprised of Partnerships and S-Corporations. The Company is taxed as a C-Corporation from August 1, 1998 through December 31, 1998. A deferred tax asset has been established for the net operating loss generated during the period. No valuation reserve is deemed necessary at this time. Temporary differences at the time of conversion of status were not materially different.

     10.  Reclassification

     Prior year amounts have been reclassified to conform with current year presentation.

                      Beck Hospitality II and Subsidiaries

                        December 31, 1998, 1997 and 1996


NOTE B - OPERATING ENTITIES

     The Beck Hospitality II and Subsidiaries and its subsidiaries consist of the following properties operating in the hotel business:

                                                                                              Acquisition
                                       Location                     Description                      Date
    Red Roof Kings Island              Mason, Ohio                  125 unit hotel            October 1975
    Cambridge Days Inn                 Cambridge, Ohio              103 unit hotel            February 1982
    Cambridge Best Western             Cambridge, Ohio                95 unit hotel           February 1982
    Days Inn Kings Island              Mason, Ohio                  124 unit hotel            November 1985
    Days Inn Cincinnati-East           Withamsville, Ohio             96 unit hotel           December 1979
    Holiday Inn Juno                   Juno Beach, Florida            60 unit hotel           June 1987
    Days Inn Pompano Beach             Pompano Beach,               183 unit hotel            June 1991
                                       Florida


NOTE C - PROPERTY AND EQUIPMENT

    Total property and equipment consisted of:

                                                                 1998                   1997
    Land                                                  $ 2,115,978            $ 2,115,978
    Land improvements                                          93,785                 93,785
    Hotels                                                  9,546,787              8,889,373
    Furniture & fixtures                                    5,597,930              4,813,443
    Equipment and vehicles                                    848,555                605,100
                                                           ----------             ----------
                                                           18,203,035             16,517,679
         Less accumulated depreciation                      7,815,949              7,043,264
                                                           ----------             ----------

         Net property and equipment                       $10,387,086            $ 9,474,415
                                                           ==========             ==========

     Deprecation expense charged to income amounted to $708,103, $678,628 and $654,531 for the year ended in 1998, 1997 and 1996, respectively.

                      Beck Hospitality II and Subsidiaries

                        December 31, 1998, 1997 and 1996


NOTE D - LONG - TERM DEBT

    Long-term debt at December 31, 1998 consisted of:

                                                                                    1998                  1997
   Fixed  rate  mortgages  payable  in  aggregate
     monthly installments of approximately $150,000
     including interest at 8.50-9.50%; final payment
     due in April, 2017                                                      $13,544,484           $13,969,306

   Capital lease  obligations  payable in aggregate
     monthly  installments of approximately $15,000
     including interest at 8%-10%; final payment due
     in October, 2002 (Note F)                                                   454,069               443,402
                                                                              ----------            ----------
                                                                              13,998,553            14,412,708
      Less current maturities                                                  1,121,281               780,607
                                                                              ----------            ----------
      Net long-term debt                                                     $12,877,272           $13,632,101
                                                                              ==========            ==========

     Maturities of long-term debt, excluding lease obligations payable, for the next five years are as follows:

        Year ended
         1999                                            $   984,862
         2000                                                607,744
         2001                                              1,904,424
         2002                                                358,843
         2003                                                393,742
         Thereafter                                        9,294,869
                                                          ----------

                                                         $13,544,484
                                                          ==========

                      Beck Hospitality II and Subsidiaries

                        December 31, 1998, 1997 and 1996

NOTE E- LEASE INCOME

    The Company received lease income from certain restaurant and office facilities under noncancelable operating leases through August 2012. The following is a schedule of minimum future rentals receivable at December 31, 1998:

                                                                Restaurant
         Year ended                                             facilities
           1999                                                 $  63,600
           2000                                                    30,000
           2001                                                    30,000
           2002                                                    30,000
           2003                                                    33,000
           Thereafter                                             287,000
                                                                  -------
                                                                 $473,600
                                                                  =======

    Several of the leases provide for contingent rentals based upon revenue as well as renewal options ranging from one to twenty years. Lessees are required to pay most of the executory costs. Lease income totaled $60,700, $69,036 and $37,000 for the year ended 1998, 1997 and 1996, respectively.

  NOTE F - LEASE COMMITMENTS

    The Company leases certain equipment under capital leases which expire through 2002 and billboard advertising space under operating leases through 2000. Equipment under capital lease is depreciated over the estimated useful life of the equipment. The assets are included in property and equipment with depreciation included in depreciation expense.

    Estimated future minimum lease payments under capital leases and under operating leases having initial or remaining noncancellable lease terms in excess of one year at December 31, 1998 were as follows:

    Year ended Capital                            Capital           Operating
                                                 Leases                Leases
         1999                                    $161,602            $159,000
         2000                                     160,273              77,000
         2001                                     160,273              19,000
         2002                                      61,815                  -
         2003                                       2,982                  -
                                                  -------             -------
         Total                                    546,945            $255,000
                                                                      =======
         Interest                                  92,876
                                                  -------
    Present value of future
      minimum lease payments                     $454,069
                                                  =======

                      Beck Hospitality II and Subsidiaries

                        December 31, 1998, 1997 and 1996

NOTE F - LEASE COMMITMENTS (continued)

     Total rent  expense  under  operating  leases was  $161,000,  $214,000  and
     $224,000  for  the  years  ended   December   31,  1998,   1997  and  1996,
     respectively.

NOTE G - FINANCIAL INSTRUMENTS

     The  Company's  financial  instruments  that  are  potentially  exposed  to
     concentrations   of  credit  risk  consist  primarily  of  cash  and  trade receivables.

     The Company maintains cash balances in several accounts throughout the southeast and Midwestern United States, which are insured up to $100,000. Unsecured bank balances at December 31, 1998 were approximately $1,095,000.

     Cash in various escrow accounts totaling $1,179,430 in 1998 is used primarily for repairs and replacement, taxes, and insurance.

     The Company's trade receivables result from a broad customer base. Management performs ongoing credit evaluations of its customers' financial condition and does not believe significant credit risk exists at December 31, 1998.

NOTE H - RELATED PARTIES

     The Company pays management fees to entities in which the owners of the Company are owners or shareholders. Management fees are determined based upon a percentage (5%) of total revenue under contracts with each property. Management fees during the years ended 1998, 1997 and 1996 was $458,000, $468,000 and $577,000, respectively.

NOTE I - FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's financial instruments at December 31, 1998 consisted of cash, accounts receivable, accounts payable and fixed rate mortgage and equipment notes payable. In the opinion of management, cash, accounts receivable and accounts payable were carried at values that approximated their fair values because of their short - term maturities and mortgage and equipment notes payable had a fair value of $14,889,898 compared to the carrying value of $13,998,553 at December 31, 1998.

                      Beck Hospitality II and Subsidiaries

                        December 31, 1998, 1997 and 1996

NOTE J - COMMITMENTS AND CONTINGENCIES

    The Company is involved in various claims and legal proceedings involving matters incidental to its business. Management believes that the resolution of these matters will not have a material effect on the Company's business or financial conditions.

NOTE K - SUBSEQUENT EVENTS

    Effective January 1, 1999 Beck Hospitality II and Subsidiaries entered into an agreement with Janus American Group, Inc. (Janus) to sell its operations for $25,067,246. The principle shareholders of Janus are also the owners of the Company.

                          INTRODUCTION TO THE UNAUDITED
                   PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


         On February 2, 1999, the Company, by way of merger of Beck Hospitality, Inc. II ("Beck II") with and into the Company, acquired seven additional hotel properties and two management contracts. Beck II was wholly-owned by Louis S. Beck and Harry G. Yeaggy, the Company's principal stockholders and Chairman and Vice Chairman, respectively. The Company also assumed certain indebtedness of another affiliate of Messrs. Beck and Yeaggy which was secured by various assets of Beck II.

         For accounting purposes the parties agreed that the effective date of the transaction would be January 1, 1999.

         The unaudited pro forma consolidated statement of operations for the twelve months ended December 31, 1998 and December 31, 1997 is based upon (i) the pro forma statement of operations of the Company set forth in Note 3 to the Notes to Consolidated Financial Statements of the Company included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998 and
(ii) the audited financial statements of Beck II filed herewith. Adjustments have been made for (1) the elimination of management fee income and expense attributable to Beck II properties which were managed by the Company prior to the acquisition; (2) interest income and interest expense on the mortgage note (the "Juno Note") secured by the property known as the Holiday Inn Express Juno Beach; (3) the elimination of a deferred tax benefit of Beck II as a result of the merger; and (4) an increase in preferred stock dividends attributable to the issuance of an additional 6,336.2 shares of the Preferred Stock, Series B.

The unaudited pro forma consolidated balance sheet at December 31, 1998 is based upon (i) the Company's audited balance sheet at December 31, 1998 included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998 and (ii) the audited financial statements of Beck II filed herewith. The acquisition entry reflects (1) the assumption of indebtedness as a result of the merger; (2) the issuance of additional preferred stock; (3) the elimination of the Juno Note mortgage note receivable and payable and; (4) the pay-off of indebtedness of the shareholders of Beck II to that company.

         The pro forma financial information is presented for information purposes only and is not necessarily indicative of the financial position or results of operations of Janus that would have occurred if the acquisition referred to above had been completed on the date indicated, nor does it purport to be indicative of future financial position or results of operations. Moreover, the pro forma financial information is based on the adjustments described in the accompanying notes, which management believes are reasonable.


                           JANUS AMERICAN GROUP, INC.
             UNAUDITED PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  ADJUSTED FOR BECK HOSPITALITY II ACQUISITION
            YEARS ENDED ENDED DECEMBER 31, 1998 AND DECEMBER 31, 1997

                                                           Proforma      Audited Beck                  Proforma
                                                        Janus American  Hospitality II   Adjusting  Janus American
                                                           12/31/98       12/31/98          Entries     12/31/98
                                                        -----------------------------------------------------------
Revenues:
  Hotel revenues:
    Room and related services                             $28,856,963      $9,069,057                  $37,926,020
    Food and beverage                                     $10,685,258        $193,212                  $10,878,470
    Management fees                                        $1,754,610                 (1)  $(461,306)   $1,293,304
    Other                                                    $762,202        $217,665                     $979,867
                                                           ----------      ----------      ---------    ----------
           Total revenues                                 $42,059,033      $9,479,934      $(461,306)  $51,077,661

Cost and expenses:
  Direct hotel operating expenses:
    Room and related services                             $7,250,670       $2,898,521 (1)   $461,306    $9,687,885
    Food and beverage                                     $8,674,878         $104,836                   $8,779,714
    Selling and general expenses                          $2,439,982         $477,247                   $2,917,229
                                                          ----------       ----------      ---------   -----------
           Total direct hotel operating expense          $18,365,530       $3,480,604       $461,306   $21,384,828
    Occupancy and other operating expense                 $5,120,882       $1,636,262                   $6,757,144
    Selling, general and administrative expenses          $7,656,220       $1,718,080                   $9,374,300
    Depreciation of property and equipment                $3,394,646         $747,958 (2)   $636,140    $4,778,744
    Amortization of intangible assets                       $264,532                                      $264,532
                                                          ----------       ----------      ---------    ----------
           Total costs and expenses                      $34,801,810       $7,582,904     $1,097,446   $42,559,548

Operating income (loss)                                   $7,257,223       $1,897,030      ($636,140)   $8,518,113

Other income (expense)
  Interest income                                         $1,137,506                  (3)  ($194,932)     $942,574
  Other income                                                    $0                                            $0
  Interest expense                                       $(5,340,201)     $(1,361,528)(3)   $194,932   $(6,506,797)
                                                          ----------       ----------      ---------    ----------

Income (loss) before income taxes and minority
  interest                                                $3,054,528         $535,502      ($636,140)   $2,953,890

Provision (credit ) for income taxes                      $1,161,000        $(120,000)(4)    $81,000    $1,122,000
                                                          ----------       ----------      ---------    ----------
Income (loss) before minority interest                    $1,893,528         $655,502      $(717,140)   $1,831,890
Minority interest                                            $84,992          $26,790                     $111,782
                                                          ----------       ----------      ---------    ----------
Net income (loss)                                         $1,808,536         $628,712      ($717,140)   $1,720,108
Less preferred dividend requirements                        $783,891                 (5)    $475,215    $1,259,106
                                                          ----------       ----------      ---------    ----------
Net income (loss) applicable to common stock              $1,024,645         $628,712    $(1,192,355)     $461,002
                                                          ==========       ==========     ==========    ==========
Net income (loss) per common share-Basic                        0.12                                          0.05
                                                          ==========                                    ==========
Net income (loss) per common share-Assuming dilution            0.12                                          0.05
                                                          ==========                                    ==========
Basic weighted avg. shares outstanding                     8,693,545                                     8,693,545
                                                          ==========                                    ==========
Basic weighted avg. shares outstanding-assuming            8,693,545                                     8,693,545
dilution                                                  ==========                                    ==========





                                                         Proforma         Beck                         Proforma
                                                       Janus American  Hospitality II     Adjusting  Janus American
                                                          12/31/97       12/31/97         Entries      12/31/97
                                                       -------------------------------------------------------------
Revenues:
  Hotel revenues:
    Room and related services                            $28,295,087    $8,869,874                    $37,164,961
    Food and beverage                                    $10,453,513      $174,789                    $10,628,302
    Management fees                                         $921,217               (1)   $(467,789)      $453,428
    Other                                                   $715,768      $215,733                       $931,501
                                                          ----------     ---------       ---------     ----------
           Total revenues                                $40,385,585    $9,260,396       $(467,789)   $49,178,192

Cost and expenses:
  Direct hotel operating expenses:
    Room and related services                             $7,434,533    $2,823,557 (1)    $467,789     $9,790,301
    Food and beverage                                     $8,929,889      $112,637                     $9,042,526
    Selling and general expenses                          $2,316,244      $395,965                     $2,712,209
                                                          ----------     ---------       ---------     ----------
           Total direct hotel operating expense          $18,680,666    $3,332,159        $467,789    $21,545,036
    Occupancy and other operating expense                 $5,106,479    $1,823,759                     $6,930,238
    Selling, general and administrative expenses          $7,096,312    $1,561,502                     $8,657,814
    Depreciation of property and equipment                $3,183,773      $678,628 (2)    $636,140     $4,498,541
    Amortization of intangible assets                       $268,997                                     $268,997
                                                          ----------     ---------       ---------     ----------
           Total costs and expenses                      $34,336,227    $7,396,048      $1,103,929    $41,900,626

Operating income (loss)                                   $6,049,358    $1,864,348       $(636,140)    $7,277,566

Other income (expense)
  Interest income                                           $858,423            $0 (3)   $(132,071)      $726,352
  Other income                                               $30,002            $0                        $30,002
  Interest expense                                       $(5,387,595)  $(1,357,792) (3)   $132,071    $(6,613,316)
                                                          ----------     ---------       ---------     ----------

Income (loss) before income taxes and minority
  interest                                                $1,550,188      $506,556       $(636,140)    $1,420,604

Provision (credit ) for income taxes                        $589,000               (4)    $(49,000)      $540,000
                                                          ----------     ---------       ---------     ----------
Income (loss) before minority interest                      $961,188      $506,556       $(587,140)      $880,604
Minority interest                                            $17,048       $20,231                        $37,279
                                                          ----------     ---------       ---------     ----------
Net income (loss)                                           $944,140      $486,325       $(587,140)      $843,325
Less preferred dividend requirements                        $783,891               (5)    $475,215     $1,259,106
                                                          ----------     ---------       ---------     ----------
Net income (loss) applicable to common stock                $160,249      $486,325     $(1,062,355)     $(415,781)
                                                          ==========     =========      ==========     ==========
Net income (loss) per common share-Basic                        0.02                                        -0.05
                                                          ==========                                   ==========
Net income (loss) per common share-Assuming dilution            0.02                                        -0.05
                                                          ==========                                   ==========
Basic weighted avg. shares outstanding                     8,783,563                                    8,783,563
                                                          ==========                                   ==========
Basic weighted avg. shares outstanding-assuming            8,783,563                                    8,783,563
dilution                                                  ==========                                   ==========


               NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT
          OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997



     The following is an explanation of the adjustments for the acquisition of the business of Beck Hospitality, Inc. II.

     1. Reflects the elimination of management fee expense and management fee income during 1998 and 1997 attributable to the hotel properties acquired in the transaction.

     2. Reflects the effects on depreciation expenses arising from the allocation of the fair values and estimated useful lives of the assets acquired.

     3. Reflects the elimination of interest income and interest expense attributable to the mortgage notes secured by the property known as the Holiday Inn Express Juno Beach. The indebtedness represented by such note had been purchased by the Company in April, 1997.

     4.   Reflects the effect of an income taxes as a result of the transaction.

     5. Reflects the annual dividend on the additional 6,336.2 shares of Series B Preferred Stock issued in the transaction.

                  UNAUDITED PROFORMA CONSOLIDATED BALANCE SHEET
                  ADJUSTED FOR BECK HOSPITALITY II ACQUISITION
                          YEAR ENDED DECEMBER 31, 1998

                                     ASSETS
                                                                 Audited          Audited                           Proforma
                                                             Janus American  Beck Hospitality II     Adjusting   Janus American
Current asset:                                                  12/31/98          12/31/98            Entries       12/31/98
                                                            ---------------------------------------------------------------------
  Cash and cash equivalents                                    $12,383,741         $114,020  (1)    $(2,079,893)   $10,417,868
  Restricted cash for preferred stock of subsidiary and           $802,746         $567,081                         $1,369,827
    real estate taxes
  Accounts receivable                                           $1,422,327          $55,918                         $1,478,245
  Current portion of notes receivable                             $322,043                   (7)       $(48,122)      $273,921
  Other current assets                                            $239,206           $4,085                           $243,291
                                                               -----------       ----------                       ------------
       Total current assets                                    $15,170,062         $741,104                        $13,783,151
  Property and equipment, net of accumulated
    depreciation and amortization                              $74,550,300      $10,387,086  (2)    $14,680,160    $99,617,546
  Notes receivable                                                $453,194                                            $453,194
  Mortgage notes receivable from related parties                $5,425,046                   (7)    $(2,093,627)    $3,331,419
  Goodwill, net of accumulated amortization                     $6,536,996                   (3)        $13,803     $6,550,799
  Deferred tax asset                                              $680,126         $120,000  (4)       $(81,000)      $719,126
  Other assets                                                  $5,868,067         $997,137                         $6,865,204
                                                               -----------       ----------                       -----------

       Total                                                  $108,683,792      $12,245,327                       $131,320,440
                                                               ===========       ==========                        ===========

                       LIABILTIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable                                                         $0                   (5)     $3,200,000     $3,200,000
  Current portion of long-term debt                             $2,683,504       $1,121,281  (7)       $(48,122)    $3,756,663
  Accounts payable                                              $1,495,253         $607,058                         $2,102,311
  Accrued expenses                                              $1,951,618         $519,469                         $2,471,087
  Due to affiliates                                                     $0       $2,079,893  (1)    $(2,079,893)            $0
                                                               -----------       ----------                       -----------
       Total current liabilities                                $6,130,375       $4,327,701                        $11,530,061

Long-term debt, net of current portion                         $60,582,883      $12,877,272  (7)    $(2,093,627)   $71,366,528
Deferred tax liabilities                                                $0               $0                                 $0
                                                               -----------       ----------                       -----------
       Total liabilities                                       $60,582,883      $12,877,272                        $71,366,528

Minority interest                                               $1,773,961          $78,117                         $1,852,078
                                                               -----------       ----------                       -----------
Commitments and contingencies
Stockholders' equity:
  Preferred stock:
    Series B; par value $.01 per share;
      12,000 shares authorized;
      10,451.88 shares issued and outstanding                         $105                   (6)            $63           $168
  Common stock, par value $.01 per share; 15,000,000
    shares authorized; 11,883,220 and 11,880,867 shares
    issued at December 31, 1998 and 1997 respectively             $118,833           $1,000  (6)        $(1,000)      $118,833
  Additional paid- in capital                                  $45,738,120                   (6)     $6,375,137    $52,113,257
  Accumulated deficit                                          $(4,244,185)     $(5,038,763) (6)     $5,038,763    $(4,244,185)
  Treasury stock- 3,192,128 and 3,189,132 common shares        $(1,416,299)                                        $(1,416,299)
    in 1998 and 1997, at cost
                                                               -----------       ----------                       -----------
       Total stockholders' equity                              $40,196,575      $(5,037,763)                       $46,571,775
                                                               -----------       ----------                       -----------

       Total                                                  $108,683,792      $12,245,327                       $131,320,440
                                                               ===========       ==========                        ===========


                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                       BALANCE SHEET AT DECEMBER 31, 1998



     The following is an explanation of the adjustments for the acquisition of the business of Beck Hospitality, Inc. II ("Beck II").

     1. Cash has been reduced by $2,079,893 to reflect the payment of liabilities to affiliates of the stockholders of Beck II.

     2. Property and equipment has been increased by $14,680,160 to reflect the fair market value of the acquired assets.

     3. Reflects the recognition of goodwill in the amount by which the consideration paid exceeds the appraised value of the assets at the date of acquisition.

     4. Reflects the elimination of a deferred tax asset which will not be available to the Company following the merger.

     5. Reflects the assumption by the Company , as part of the transaction, of certain liabilities of affiliates of the stockholders of Beck II which were secured by acquired assets.

     6. Reflects the issuance of an additional 6,336.2 shares of Series B Preferred Stock and the elimination of an accumulated deficit of Beck II.

     7. Reflects the elimination of the indebtedness and receivable represented by the mortgage note secured by the property known as the Holiday Inn Express Juno Beach. The indebtedness represented by such note had been purchased by the Company in April, 1997.

                                   SIGNATURES




         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  Janus American Group, Inc.
                                                        (Registrant)



Dated: March 26, 1999 By:                        /s/ James E. Bishop
                                                 Name:   James E. Bishop
                                                 Title:  President